                                                                     EXHIBIT 4.2

                     WARRANT EXCHANGE AND EXERCISE AGREEMENT



         This WARRANT EXCHANGE AND EXERCISE  AGREEMENT is dated and effective as of March 12, 1996,  and is being  entered by and between  AVERY  COMMUNICATIONS,

INC., a Delaware corporation,  and the person or persons whose name or names, as the  case  may be,  is or are set  forth  on the  signature  page  hereto,  with reference to the following RECITALS:



                                    RECITALS



         Each of the Investors  owns the Current  Warrants set forth in Column B of Exhibit A.



         Each of the Investors  desires to exchange the Current  Investments for

New Warrants.



         NOW, THEREFORE,  in consideration of the recitals and of the respective covenants,  representations,  warranties and agreements  herein  contained,  and intending  to be legally  bound  hereby,  the parties  hereto do hereby agree as follows:



         SECTION 1.  DEFINITIONS.



         For  convenience  and brevity,  certain  terms used in various parts of this Agreement are listed in alphabetical order and defined or referred to below

(such terms to be equally  applicable  to both  singular and plural forms of the terms defined).



                  "Agreement"   means   this   Warrant   Exchange  and  Exercise

         Agreement.



                  "Business Day" means any calendar day which is not a Saturday,

         Sunday or other day on which commercial banks in Dallas,  Texas, or New

         York, New York, are authorized or required to close by applicable law.



                  "Closing" and "Closing Date" are defined in Section 3.1.



                  "Common  Stock"  means  the  20,000,000  authorized  shares of

         Common Stock, par value $0.01 per share, of the Company.



                  "Company"  means  Avery   Communications,   Inc.,  a  Delaware

         corporation.



                  "Contract"  means any  written  or oral  contract,  agreement,

         lease,  plan,  instrument or other document,  commitment,  arrangement,

         undertaking, practice or authorization that is or may be binding on any person or its property under applicable law.



                  "Court Order" means any judgment, decree, injunction, order or ruling  of any  federal,  state  or  local  court  or  governmental  or regulatory  body or  authority  that is  binding  on any  person or its property under applicable law.

                  "Current Investments" means the Current Warrants.



                  "Current  Warrants"  means the warrants to purchase  shares of the Common Stock of the Company  owned by each of the  Investors as set forth in Column B of Exhibit A.



                  "Default" means (1) a breach of or default under any Contract,

         (2) the  occurrence  of an event  that with the  passage of time or the giving of notice or both would  constitute a breach of or default under any  Contract,  or (3) the  occurrence of an event that with or without the  passage of time or the giving of notice or both would give rise to a  right  of  termination,  renegotiation  or  acceleration  under  any

         Contract.



                  "Governmental  Authority" means any federal,  state,  local or other  governmental  agency or body or of any other type of  regulatory body,  including,  without  limitation,  those covering  environmental,

         energy, safety, health, transportation, bribery, recordkeeping, zoning,

         antidiscrimination,  antitrust,  wage  and  hour,  and  price  and wage control matters.



                  "Investor" or  "Investors"  means the person or persons listed on  Exhibit A, who is or who are the owner or the  owners,  as the case may be, of all of the Current Investments.



                  "Licenses"  means licenses,  franchises,  permits,  easements,

         rights and other authorizations.



                  "Lien" means any mortgage,  lien,  security interest,  pledge,

         encumbrance, restriction on transferability, defect of title, charge or claim of any nature whatsoever on any property or property interest.



                  "Litigation"   means   any   lawsuit,   action,   arbitration,

         administrative   or   other   proceeding,   criminal   prosecution   or

         governmental  investigation or inquiry involving or affecting any party hereto or any  Contracts  to which  any  party  hereto is a party or by which  such  party  or any of  such  party's  assets  may be  bound  or affected.



                  "New Warrants" means the Current Warrants, the exercise prices of which have been reduced as herein provided.



                  "Person"  or  "person"   means  any  natural   person,   firm,

         partnership,  association, corporation, company, business trust, trust,

         Governmental Authority or other entity.

                  "Preferred  Stock" means the 20,000,000  authorized  shares of

         Preferred Stock, par value $0.01 per share, of the Company.



                  "Regulation" means any statute,  law,  ordinance,  regulation,

         order or rule of any Governmental Authority.



                  "Regulation D" means Regulation D promulgated by the SEC under the Securities Act.



                  "SEC"  means  the  United  States   Securities   and  Exchange

         Commission.

                  "Securities" means the shares of Common Stock issuable to each of the Investors upon the exercise of the New Warrants.



                  "Securities Act" means the Securities Act of 1933, as amended.



                  "Transactions"  means  the  exchange  of all  of  the  Current

         Investments  by each of the Investors for the Securities of the Company and  the  simultaneous  exercise  of the  New  Warrants  by each of the

         Investors as herein provided, and all related transactions provided for in or contemplated by this Agreement or any Exhibit hereto.



         SECTION 2.  THE TRANSACTIONS.



                  2.1 EXCHANGE OF CURRENT INVESTMENTS FOR SECURITIES. Subject to

the  terms  and  conditions  hereinafter  set  forth  and on the basis of and in reliance upon the  representations,  warranties,  obligations and agreements set forth herein,  at the Closing each  Investor  shall sell,  transfer,  assign and convey to the Company, and the Company shall purchase from each Investor, all of the Current  Investments owned by such Investor in exchange for the New Warrants as set forth after such Investor's name in Column C of Exhibit A.



                  2.2 REDUCTION OF EXERCISE PRICE OF CURRENT WARRANTS;  EXERCISE

PRICE OF NEW WARRANTS. Subject to the terms and conditions hereinafter set forth and on the basis of the representations,  warranties, obligations and agreements set forth herein,  at the Closing,  the exercise  price of the Current  Warrants shall be reduced to $0.50 per share of Common Stock.



                  2.3  EXERCISE  OF  NEW  WARRANTS.   At  the  Closing,  and  in

consideration  of the reduction of the exercise price of the Current Warrants as herein  provided,  the Investors  shall exercise all the New Warrants.  The full purchase  price  therefor  shall be paid to the  Company at the  Closing by wire transfer of immediately available funds to the Company's bank account in Dallas,

Texas,  or by delivery at the Closing of a cashier's  check payable to the order of the Company.

                  2.4 POST-CLOSING  ADJUSTMENT OF EXERCISE PRICE. If, subsequent to the Closing,  the exercise price of any warrants to purchase shares of Common

Stock of the Company issued and  outstanding on the date hereof with an exercise price equal to or greater than $0.50 per share,  or the conversion  price of any convertible debt securities of the Company  convertible into or exchangeable for shares of Common Stock of the Company issued and  outstanding on the date hereof with a  conversion  price  equal to or greater  than  $0.50 per share,  shall be reduced to an exercise price or a conversion  price, as the case may be, of less than  $0.50 per share for one  share of Common  Stock of the  Company,  then the exercise  price set forth in Section  2.2 shall be reduced to such lower  price.

Upon the  occurrence  of such an event or events,  the  Company  shall  promptly refund to each of the  Investors the  difference  obtained by  subtracting  such lower price from $0.50.  The  adjustments  required  hereby shall be made at any time and from time to time as necessary to assure that the exercise price of the

New  Warrants  hereunder  is  never  greater  than  the  exercise  price  or the conversion price paid by the holders the warrants and convertible  securities of the  Company  issued and  outstanding  on the date  hereof with an exercise or a conversion  price  equal to or greater  than $0.50 per share for one of share of

Common Stock of the Company. For the purposes hereof, in determining whether the exercise or conversion price is less than $0.50 for one share of Common Stock of the Company,  the actual exercise or conversion price, as the case may be, shall be reduced on a per share basis by any consideration given to the holder thereof by the Company upon or in  connection  with the exercise or  conversion,  as the case may be, thereof.



                  2.5 DEFAULT BY ANY  INVESTOR AT THE  CLOSING.  Notwithstanding

the  provisions of Section 2.1, if any of the Investors  shall fail or refuse to deliver any of the Current  Investments as provided in Section 2.1, or if any of the Investors shall fail or refuse to consummate the  transactions  described in this  Agreement  prior to or on the Closing Date,  such failure or refusal shall not relieve the other Investors of any obligations under this Agreement, and the

Company,  at its option and  without  prejudice  to its rights  against any such defaulting  Investor,  may either (1) acquire the remaining Current  Investments which  it is  entitled  to  acquire  hereunder,  or  (2)  refuse  to  make  such acquisition and thereby terminate all of its obligations hereunder.  Each of the

Investors acknowledges that the Current Investments are unique and otherwise not available  and agree that in  addition  to any other  remedies,  the Company may invoke any  equitable  remedies to enforce  delivery of the Current  Investments hereunder,  including,  without  limitation,  an  action  or suit  for  specific performance.



         SECTION 3.  CLOSING.



                  3.1 CLOSING DATE. The consummation of the sale and purchase of the Current Investments and the exercise of the Current Warrants (the "Closing")

shall take place at the  offices of the  Company at 10:00 A.M.  local  time,  on

March 14,  1996,  or at such  other  time or place or on such  other date as the

Company  and the  Investors  may agree in  writing.  The date of the  Closing is hereinafter  sometimes  referred  to as  the  "Closing  Date."  In  lieu  of the foregoing,  the  Investors and the Company may conduct the Closing by exchanging the Closing  documents  required hereby by mail,  express delivery  service,  or facsimile or other electronic media, or by such other means as they may mutually agree. If the parties hereto choose to
exchange the Closing documents  without meeting in person,  the Closing shall be deemed to have taken place in Dallas,  Texas, the parties hereto shall be deemed to have been present in person  thereat for all  purposes,  and the Closing Date shall be deemed to be the date on which the Company  receives the full  purchase price for the exercise of the New Warrants as herein provided.



                  3.2 DELIVERIES.  At the Closing,  subject to the provisions of this  Agreement,  each Investor shall deliver to the Company,  free and clear of all Liens, the Current Warrants,  in negotiable form, duly endorsed in blank, or with separate  notarized stock transfer  powers  attached  thereto and signed in blank,  and, with a properly  completed  notice of exercise in the form, if any,

attached to the Current  Warrants,  in exchange  for the New  Warrants set forth opposite each Investor's name in Column C on Exhibit A. At the Closing,  each of the Investors  shall also deliver to the Company,  and the Company shall deliver to each of the Investors,  the certificates,  opinions and other instruments and documents referred to in Sections 8 and 9.



                  3.3 TERMINATION.  In the event that the Closing shall not have taken place on or before ten Business Days following the date of this Agreement,

or such later date as shall be mutually  agreed to in writing by the Company and each of the  Investors,  all of the rights and  obligations of the parties under this Agreement shall terminate  without  liability,  except for liability in the event the Closing does not occur and this  Agreement  terminates  by reason of a default or breach by any party hereto.



         SECTION  4.  REPRESENTATIONS  AND  WARRANTIES  OF THE  INVESTORS.  Each

Investor  hereby  represents  and  warrants to the  Company,  severally  and not jointly, and solely on each Investor's own behalf, as follows:



                  4.1 AUTHORITY AND BINDING EFFECT.  Investor has the full power and authority to execute,  deliver and perform this  Agreement and has taken all actions necessary to secure all approvals required in connection therewith. This

Agreement  constitutes  the legal,  valid and binding  obligation  of  Investor,

enforceable against such Investor in accordance with its terms.



                  4.2  VALIDITY  OF  CONTEMPLATED   TRANSACTIONS.   Neither  the

execution and delivery of this Agreement by Investor nor the consummation of the

Transactions  contemplated  hereby will  contravene or violate any Regulation or

Court Order which is applicable to Investor,  or will result in a Default under,

or require the consent or approval of any party to, any  Contract to or by which

Investor  is a party or  otherwise  bound or  affected,  or require  Investor to notify or obtain any License from any Governmental Authority.  Investor is not a party to any  Contract  or  subject  to any  restriction  or any Court  Order or

Regulation  which affects or restricts the ability of Investor to consummate the

Transactions contemplated hereby.



                  4.3 TITLE TO  SECURITIES.  Investor owns outright and has good and  marketable  title to all of the Current  Warrants  set forth in Column B of

Exhibit A as being owned by Investor, free and clear of all Liens.

         SECTION 5.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company

hereby represents and warrants to each Investor as follows:



                  5.1  ORGANIZATION  AND STANDING.  The Company is a corporation duly  organized,  validly  existing and in good  standing  under the laws of the

State of Delaware, having all requisite corporate power and authority to perform its obligations under this Agreement.



                  5.2  AUTHORITY  AND  BINDING  EFFECT.   The  Company  has  the

corporate power and authority to execute, deliver and perform this Agreement and has taken all actions  necessary to secure all approvals  required in connection therewith.  The  execution,  delivery and  performance  of this Agreement by the

Company has been duly  authorized  by all  necessary  corporation  action.  This

Agreement  constitutes the legal,  valid and binding  obligation of the Company,

enforceable against it in accordance with its terms.



                  5.3  VALIDITY  OF  CONTEMPLATED   TRANSACTIONS.   Neither  the

execution and delivery of this Agreement by the Company nor the  consummation of the Transactions  contemplated  hereby by the Company will contravene or violate any  Regulation  or Court  Order  which is  applicable  to the  Company,  or the

Certificate  of  Incorporation  or By-Laws of the  Company,  or will result in a

Default under,  or require the consent or approval of any party to, any Contract to or by which  the  Company  is a party or by  which it is  otherwise  bound or affected,  or  require  the  Company to notify or obtain  any  License  from any

Governmental  Authority.  The Company is not a party to any Contracts or subject to any  restriction or any Court Order or Regulation  which affects or restricts the ability of the Company to consummate the Transactions contemplated hereby.



                  5.4  CAPITALIZATION.  The Company's  authorized  capital stock consists  of  40,000,000  shares  of  capital  stock,  which  are  divided  into

20,000,000  shares of Common Stock,  par value $0.01 per share,  and  20,000,000 shares of Preferred Stock, par value $0.01 per share. There are 2,934,566 shares of the Company's Common Stock presently outstanding.  No shares of the Company's

Preferred  Stock are presently  outstanding.  All of the shares of the Company's

Common Stock have been duly  authorized and validly  issued,  are fully paid and nonassessable,  were not issued in violation  of any  Contract  binding upon the

Company,  and were issued in compliance with all applicable charter documents of the  Company.  Except  as  contemplated  by this  Agreement  and as set forth on

Exhibit  B,  there  are  no  (i)  existing  Contracts,  subscriptions,  options,

warrants, calls, commitments or rights of any character to purchase or otherwise acquire any capital  shares or other  securities of the Company,  whether or not presently  issued or  outstanding,  from the Company,  at any time,  or upon the happening of any stated event; (ii) outstanding  securities that are convertible into or exchangeable for capital shares or other securities of the Company;  and

(iii) Contracts, subscriptions,  options, warrants, calls, commitments or rights to purchase or  otherwise  acquire  from the  Company  any such  convertible  or exchangeable  securities.  On the  Closing  Date,  the  Securities  and  the New

Warrants will be duly authorized,  and, when issued as herein provided,  will be validly issued, fully paid and nonassessable, will not be issued in violation of any Contract  binding upon the Company,  and will be issued in  compliance  with applicable charter documents of the Company.

         SECTION 6. INVESTMENT  REPRESENTATIONS  AND  WARRANTIES.  Each Investor

acknowledges  that the  Securities  are being  acquired for each  Investor's own account  as part of a  private  offering,  exempt  from  registration  under the

Securities  Act and all  applicable  state  securities  or blue  sky  laws,  for investment  only and not with a view to the  distribution or other sale thereof,

and  that  an  exemption  from  registration  under  the  Securities  Act or any applicable  state  securities  laws may not be available if the  Securities  are acquired by Investor  with a view to resale or  distribution  thereof  under any conditions or circumstances as would constitute a distribution of the Securities within the meaning and purview of the  Securities  Act or the  applicable  state securities  laws.  Accordingly,  each  Investor  represents  and warrants to the

Company, severally and not jointly, and solely on each Investor's own behalf, as follows:



                  6.1 OWN  ACCOUNT.  No other person will  acquire,  directly or indirectly,  any interest in the Securities (or any portion thereof) as a result of Investor's acquisition of the Securities pursuant to this Agreement.



                  6.2  SECURITIES  TO BE HELD FOR  INVESTMENT.  It is Investor's

intention  to acquire  and hold the  Securities  solely for  Investor's  private investment  and for  Investor's  own  account and with no view or  intention  to distribute (including,  without limitation, any distribution to the shareholders of Investor pursuant to the terms of its governing  instruments),  sell, resell,

assign, pledge, mortgage,  hypothecate,  or otherwise transfer or dispose of the

Securities (or any portion  thereof)  except  pursuant to a valid exception from registration or a registered offering under the Securities Act.



                  6.3 NO TRANSFERS OF SECURITIES  CONTEMPLATED.  Investor has no

contract,  undertaking,  agreement,  or  arrangement  with any person to sell or otherwise  transfer  to any  person,  or to have any  person  sell on  behalf of

Investor,  the Securities (or any portion thereof),  and Investor is not engaged in and does not plan to engage within the  foreseeable  future in any discussion with any person  relative to the sale or any transfer of the  Securities (or any portion thereof).



                  6.4 NO EVENTS  REQUIRING  TRANSFER OF SECURITIES.  Investor is

not aware of any occurrence,  event, or circumstance upon the happening of which

Investor  intends  to  attempt  to  sell,  resell,  assign,  pledge,   mortgage,

hypothecate,  or otherwise transfer or dispose of the Securities (or any portion thereof),  and  Investor  does  not  have  any  present  intention  of  selling,

transferring,  or otherwise disposing of the Securities (or any portion thereof)

after the lapse of any particular period of time.



                  6.5 ACCREDITED  INVESTOR  STATUS.  Investor is, and will be on the  Closing  Date,  an  "accredited  investor,"  as such term is defined in the

Securities Act or Regulation D, and under the securities laws of certain states,

because  Investor is described  in one of the  categories  set forth below,  the designation of which category is set forth opposite the Investor's  signature on the signature pages of this Agreement:

                           (A) a bank  as  defined  in  Section  3(a)(2)  of the

Securities Act, whether acting in its individual or fiduciary capacity;



                           (B)  a  savings   and  loan   association   or  other

institution  as defined in Section  3(a)(5)(A) of the  Securities  Act,  whether acting in its individual or fiduciary capacity;



                           (C) a broker or dealer registered under Section 15 of

the Securities Exchange Act of 1934, as amended;



                           (D) an insurance  company as defined in Section 2(13)

of the Securities Act;



                           (E)  an  investment   company  registered  under  the

Investment Company Act of 1940, as amended, or a business development company as defined in section 2(a)(48) of that Act;



                           (F) a Small Business  Investment  Company licensed by

the U.S. Small Business  Administration under section 301(c) or (d) of the Small

Business Investment Act of 1958;



                           (G) a plan  established  by a  state,  its  political

subdivisions  or any  agency  or  instrumentality  of a state  or its  political subdivisions,  for the benefit of its employees,  and such plan has total assets in excess of $5,000,000;



                           (H) (i) an employee  benefit  plan within the meaning

of Title I of the Employee  Retirement  Income  Security  Act of 1974,  with the investment decisions being made by a plan fiduciary, as defined in section 3(21)

of such Act,  which is either a bank,  savings and loan  association,  insurance company, or registered investment adviser, or (ii) an employee benefit plan that has total  assets in excess of  $5,000,000,  or (iii) a  self-directed  employee benefit plan and the  investment  decisions  are made solely by persons that are accredited investors;



                           (I) a private business development company as defined

in section 202(a)(22) of the Investment Advisors Act of 1940, as amended;



                           (J) an organization described in Section 501(c)(3) of

the Internal  Revenue Code of 1986, as amended,  corporation,  Massachusetts  or similar business trust, or partnership, in each case, not newly formed, actively engaged in a trade or business, and having total assets in excess of $5,000,000;



                           (K) a natural person with an individual net worth, or

joint net worth with Investor's spouse, in excess of $1,000,000;

                           (L) a natural person who had an individual  income in

excess of $200,000 or joint income with Investor's spouse of $300,000 in each of the two most recent years, and reasonably expects to reach the same income level in the current year;



                           (M)  a  trust,   with  total   assets  in  excess  of

$5,000,000,  not formed for the specific  purpose of acquiring any securities to be offered in the  future,  whose  purchase is directed by a person who has such knowledge and  experience in financial and business  matters that such person is capable of evaluating  the merits and risks of the  prospective  investment,  as described in Rule 506(b)(2)(ii) of Regulation D; or



                           (N) an  entity  in which all the  equity  owners  are

accredited investors.



                  6.6 SOPHISTICATED INVESTOR STATUS. Investor is, and will be on the Closing  Date, a  sophisticated  investor  which has the capacity to protect

Investor's own interests in  investments of this nature,  and has such knowledge and  experience  in financial  and business  matters that Investor is capable of evaluating the merits and risks of this investment.



                  6.7 ALL NECESSARY INFORMATION  RECEIVED.  Investor has had all

documents,  records,  books  and  due  diligence  materials  pertaining  to this acquisition made available to Investor and Investor's  accountants and advisors;

Investor  has also had an  opportunity  to ask  questions  and  receive  answers concerning this acquisition;  and Investor has all of the information  deemed by

Investor to be necessary or  appropriate  to evaluate  this  investment  and the risks and merits thereof.



                  6.8 NO RELIANCE ON OTHER  INFORMATION.  Investor is  acquiring the Securities solely upon the information  provided to Investor as specified in

Section 6.7,  above,  together  with  information  obtained by Investor  through

Investor's   independent   investigation,   and  has  not  relied  on  any  oral

representations as to the risks or merits of this investment.



                  6.9  INVESTOR  AWARE  OF  RISKS.  Investor  is  aware  of  the following:



                           (A) the Securities are speculative, with no assurance

of any income from the Securities;



                           (B) no federal or state  agency has made any  finding

or determination as to the fairness of the acquisition, or any recommendation or endorsement of such acquisition;



                           (C)  transferability  of  the  Securities  is  highly

restricted  and,  accordingly,  it may not be possible for Investor to liquidate the Securities in case of emergency; and



                           (D) with respect to the tax aspects of an  investment

in the  Securities,  Investor in making  Investor's  investment  decision is not relying to any degree upon the advice of the Company,  or any person  affiliated therewith,  but rather  solely  upon  Investor's  own legal,  financial  and tax advisors.

         SECTION  7.  SURVIVAL  OF  REPRESENTATION  AND  WARRANTIES.  All of the

representations, warranties, covenants and agreements made by each party in this

Agreement or in any attachment, Exhibit, certificate, document or list delivered by any such  party  pursuant  hereto  or in  connection  with  the  Transactions contemplated  hereby shall survive the Closing and each party hereto (taking the

Investors as a single party) shall be entitled to rely upon the  representations and warranties of the other party set forth in this Agreement.



         SECTION 8. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY.  Subject

to waiver as set forth in Section  10.8,  the  obligations  of the Company under this Agreement are subject to the fulfillment prior to or at the Closing of each of the following conditions:



                  8.1 REPRESENTATIONS  TRUE AT CLOSING.  The representations and warranties  of the Investors set forth in Sections and shall be true and correct on the Closing Date with the same effect as if made at that time.



                  8.2  PERFORMANCE  BY THE INVESTORS.  The Investors  shall have performed and  satisfied all  agreements  and  conditions  which each of them is required  by this  Agreement  to perform or satisfy  prior to or on the  Closing

Date.



                  8.3 CERTIFICATES. The Company shall have received certificates from each of the Investors  dated the Closing Date  certifying in such detail as the Company may  reasonably  request  that each of the  conditions  described in

Sections 8.1 and 8.2 has been fulfilled.



                  8.4 FORM AND CONTENT OF DOCUMENTS. The form and content of all documents,  certificates and other  instruments to be delivered by the Investors shall be reasonably satisfactory to the Company.



                  8.5 LITIGATION  AFFECTING  CLOSING.  No Court Order shall have been  issued  or  entered  which  would be  violated  by the  completion  of the

Transactions. No person who or which is not a party to this Agreement shall have commenced  or  threatened  to  commence  any  Litigation  seeking to restrain or prohibit, or to obtain substantial damages in connection with, this Agreement or the  Transactions  contemplated  by this  Agreement and no  Litigation  shall be pending against the Company or any Subsidiary.



                  8.6 REGULATORY COMPLIANCE AND APPROVALS.  The Company shall be satisfied  that all approvals  required  under any  Regulations to carry out the

Transactions  shall have been  obtained and that the parties shall have complied with all Regulations applicable to the Transactions.



                  8.7  CONSENTS AND  APPROVALS.  The  Investors  and the Company

shall have  obtained  all  consents  and  approvals  necessary  to complete  the

Transactions and related transactions.

         SECTION  9.  CONDITIONS  PRECEDENT  TO  OBLIGATIONS  OF THE  INVESTORS.

Subject to waiver as set forth in Section 10.8, the obligations of the Investors under this Agreement are subject to the  fulfillment  prior to or at the Closing of each of the following conditions:



                  9.1   COMPANY    REPRESENTATIONS    TRUE   AT   CLOSING.   The

representations  and  warranties  of the Company set forth in Section 5 shall be true and  correct on the  Closing  Date with the same  effect as if made at that time.



                  9.2  PERFORMANCE  BY  THE  COMPANY.  The  Company  shall  have performed and satisfied all agreements  and  conditions  which it is required by this Agreement to perform or satisfy prior to or on the Closing Date.



                  9.3 OFFICER'S CERTIFICATE. The Investors shall have received a certificate  from an  appropriate  officer of the Company dated the Closing Date certifying in such detail as the Investors may  reasonably  request that each of the conditions described in Sections 9.1 and 9.2 has been fulfilled.



                  9.4 INCUMBENCY CERTIFICATE.  The Investors shall have received a certificate  of the  Secretary or an Assistant  Secretary of the Company dated the Closing Date  certifying  to the  incumbency  of the officers of the Company signing for it and as to the authenticity of their signatures.



                  9.5 FORM AND CONTENT OF DOCUMENTS. The form and content of all documents,  certificates  and other  instruments  to be delivered by the Company shall be reasonably satisfactory to the Investors.



                  9.6 LITIGATION  AFFECTING  CLOSING.  No Court Order shall have been  issued  or  entered  which  would be  violated  by the  completion  of the

Transactions. No person who or which is not a party to this Agreement shall have commenced  or  threatened  to  commence  any  Litigation  seeking to restrain or prohibit, or to obtain substantial damages in connection with, this Agreement or the Transactions contemplated by this Agreement.



                  9.7 REGULATORY COMPLIANCE AND APPROVAL. The Investors shall be satisfied  that all approvals  required  under any  Regulations to carry out the

Transactions  shall have been  obtained and that the parties have  complied with all Regulations applicable to the Transactions.



         SECTION 10.  MISCELLANEOUS.



                  10.1  NO  TRANSFER  OF  SECURITIES  BY  INVESTOR.  None of the

Investors will distribute  (including,  without limitation,  any distribution to the  shareholders  or  partners  of any  Investor  pursuant  to the terms of its governing  instruments or any distribution in connection with the dissolution of any Investor), sell, resell, assign, pledge, mortgage, hypothecate, or otherwise transfer or dispose of the Securities  (or any portion  thereof) (any such event or combination  thereof being hereinafter  referred to as a "Transfer")  without

                                                             --------

first furnishing to the Company an
opinion of counsel,  which  opinion  shall be  satisfactory  in form,  scope and substance  to the  Company  in sole  discretion,  that  registration  under  the

Securities  Act or any  applicable  state  securities  laws is not  required  in connection with any proposed Transfer.



                  10.2 LEGEND ON CERTIFICATES. Each certificate representing the

Securities shall bear a legend consistent with the  representations,  warranties and agreements set forth herein, which shall read substantially as follows:



    "THE SHARES  EVIDENCED  BY THIS  CERTIFICATE  HAVE NOT BEEN  REGISTERED

    UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED BY

    THE  ISSUEE FOR  INVESTMENT  PURPOSES.  SAID  SHARES MAY NOT BE SOLD OR

    TRANSFERRED UNLESS (A) THEY HAVE BEEN REGISTERED UNDER SAID ACT, OR (B)

    THE  TRANSFER  AGENT (OR THE  COMPANY  IF THEN  ACTING AS ITS  TRANSFER

    AGENT) IS  PRESENTED  WITH  EITHER A WRITTEN  OPINION  SATISFACTORY  TO

    COUNSEL FOR THE COMPANY OR A 'NO-ACTION'  OR  INTERPRETIVE  LETTER FROM

    THE  SECURITIES  AND  EXCHANGE  COMMISSION  TO  THE  EFFECT  THAT  SUCH

    REGISTRATION  IS NOT REQUIRED UNDER THE  CIRCUMSTANCES  OF SUCH SALE OR

    TRANSFER."



                  10.3  PAYMENT  OF  EXPENSES.  Each  of the  Investors  and the

Company will pay all legal,  accounting  and other fees and expenses  which such party incurs in connection with this Agreement and the Transactions contemplated hereby,  and none of the expenses of the Investors shall be paid by the Company.

However,  if this  Agreement  is  terminated  pursuant to Section 10.5 or if the failure to satisfy a condition of Closing arises out of the breach,  existing at the time of the execution of this  Agreement,  of a  representation  or warranty contained in this  Agreement,  the party  terminating  this  Agreement  shall be entitled to receive  from the  breaching  party or parties  the  expenses of the terminating  party  incurred  between the date of this Agreement and the date of termination.



                  10.4  TERMINATION  BY MUTUAL  CONSENT.  This  Agreement may be

terminated at any time on or prior to the Closing Date by mutual  consent of the

Investors and the Company.



                  10.5  TERMINATION  FOR BREACH.  The Company may  terminate its obligations under this Agreement at any time prior to the Closing Date if any of the Investors  shall have breached any of their  representations,  warranties or other obligations  under this Agreement in any material  respect.  The Investors may likewise  terminate their obligations under this Agreement at any time prior

to  the  Closing   Date  if  the  Company   shall  have   breached  any  of  its

representations,  warranties or other  obligations  under this  Agreement in any material respect. Such termination may be effected by written notice from either the Company or the Investors, as appropriate, citing the reasons for termination and shall not  subject  the  terminating  party to any  liability  for any valid termination.

                  10.6 BROKERS' AND FINDERS'  FEES.  Except for the advisory fee paid by the Company to Phipps, Teman & Company, L.L.C., the payment of which fee is the sole  responsibility  of the  Company,  the  Investors as a group and the

Company each to the other represents and warrants that all negotiations relative to this Agreement have been carried on by them directly without the intervention of any person, firm, corporation or other entity who or which may be entitled to any  brokerage  fee or other  commission  in  respect of the  execution  of this

Agreement or the consummation of the Transactions  contemplated hereby, and each of them shall  indemnify  and hold the other or any  affiliate of them  harmless against  any and all  claims,  losses,  liabilities  or  expenses  which  may be asserted  against  any of them as a  result  of any  dealings,  arrangements  or agreements by the indemnifying party with any such person, firm,  corporation or other entity.



                  10.7 ASSIGNMENT AND BINDING EFFECT.  This Agreement may not be

assigned  prior to the Closing by any party  hereto  without  the prior  written consent of the other  parties.  Subject to the  foregoing,  all of the terms and provisions of this  Agreement  shall be binding upon and inure to the benefit of and be enforceable by the heirs,  executors,  legal representatives,  successors and assigns of each of the  Investors and by the  successors  and assigns of the

Company.



                  10.8 WAIVER.  Any term or provision of this  Agreement  may be waived at any time by the party  entitled  to the  benefit  thereof by a written instrument executed by such party.



                  10.9 NOTICES. Any notice,  request,  demand, waiver,  consent,

approval or other  communication  which is required or permitted hereunder shall be in writing  and shall be deemed  given only if  delivered  personally  to the address set forth below (to the  attention  of the person  identified  below) or sent by telegram or by  registered or certified  mail,  postage  prepaid,  if to

Company,  to: Avery  Communications,  Inc., 801 Greenview Drive,  Grand Prairie,

Texas 75050,  Attention:  Thomas M. Lyons;  and if to any of the  Investors,  to

their  addresses set forth on Exhibit A hereto,  or to such other address as the addressee may have specified in a notice duly given to the sender and to counsel as provided herein. Such notice, request,  demand, waiver, consent,  approval or other  communication will be deemed to have given as of the date so delivered or telegraphed or, if mailed, three business days after the date so mailed.



                  10.10 TEXAS LAW TO GOVERN. This Agreement shall be governed by and  interpreted  and enforced in accordance  with the  substantive  laws of the

State of Texas, without giving effect to the conflict of law rules thereof.



                  10.11 REMEDIES NOT EXCLUSIVE.  Nothing in this Agreement shall be deemed to limit or restrict in any manner other  rights or remedies  that any party may have against any other party at law, in equity or otherwise.



                  10.12 NO BENEFIT TO OTHERS. The  representations,  warranties,

covenants and agreements contained in this Agreement are for the sole benefit of

the  parties  hereto  and  the  Company  and  their  heirs,   executors,   legal

representatives,  successors  and  assigns,  and they shall not be  construed as conferring and are not intended to confer any rights on any other persons.

                  10.13 CONTENTS OF AGREEMENT. This Agreement, together with any documents  referred to herein,  sets forth the entire  agreement  of the parties hereto with respect to the Transactions  contemplated hereby. This Agreement may not be amended except by an instrument in writing signed by the parties  hereto,

and no claimed amendment,  modification,  termination or waiver shall be binding unless in writing  and signed by the party  against  whom or which such  claimed amendment, modification, termination or waiver is sought to be enforced.



                  10.14 SECTION  HEADINGS AND GENDER.  All section  headings and the use of a  particular  gender  are for  convenience  only and shall in no way modify or restrict any of the terms or provisions  hereof. Any reference in this

Agreement to a Section or Exhibit shall be deemed to be a reference to a Section or Exhibit of this Agreement unless the context otherwise expressly requires.



                  10.15  COOPERATION.  Subject  to the  provisions  hereof,  the parties hereto shall use their best efforts to take, or cause to be taken,  such action,  to execute and  deliver,  or cause to be executed and  delivered,  such additional  documents and instruments and to do, or cause to be done, all things necessary,  proper or advisable under the provisions of this Agreement and under applicable law to consummate and make effective the Transactions contemplated by this Agreement.



                  10.16  SEVERABILITY.  Any provision of this Agreement which is invalid or unenforceable in any jurisdiction  shall be ineffective to the extent of  such  invalidity  or  unenforceability  without  invalidating  or  rendering unenforceable  the  remaining  provisions  hereof,  and any such  invalidity  or

unenforceability   in  any   jurisdiction   shall  not   invalidate   or  render

unenforceable such provision in any other jurisdiction.



                  10.17  COUNTERPARTS.  This Agreement may be executed in two or more counterparts,  each of which is an original and all of which together shall be deemed to be one and the same instrument. This Agreement shall become binding when one or more  counterparts  taken  together  shall  have been  executed  and delivered by all of the parties,  it not being  necessary  that any  counterpart hereof be  executed  by more  than one of the  parties  hereto.  It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

         IN  WITNESS  WHEREOF,  the  parties  hereto  have  duly  executed  this

Agreement as of the date first written above, and, in connection therewith, each of the Investors  hereby certifies that it is an "accredited  investor"  because such Investor is described in the  subparagraph of Section 6.5 indicated next to such Investor's signature below.



INSTRUCTIONS:  PLEASE MANUALLY INSERT THE APPROPRIATE

SUBPARAGRAPH OF SECTION 6.5 IN THE SPACE PROVIDED TO INDICATE WHY

EACH INVESTOR IS AN "ACCREDITED INVESTOR" AND SIGN AND COMPLETE

THE SIGNATURE BLOCKS AS NECESSARY.





                                    THE INVESTORS

                                    -------------





                                    RILAR FAMILY ASSOCIATES LIMITED PARTNERSHIP





Section 6.5, subparagraph ____      By:________________________________________

                                    Print Name:________________________________

                                    Title: General Partner





Section 6.5, subparagraph ____      ___________________________________________

                                    Russell T. Stern, Jr.





                                    EDWARD J. HARRISON IRA





Section 6.5, subparagraph ____      By:  NORWEST BANK MINNESOTA, N.A., TRUSTEE

                                    By:________________________________________

                                    Print Name:________________________________

                                    Title:_____________________________________





Section 6.5, subparagraph ____      ___________________________________________

                                    Henry N. Schneider

                                    WAVELAND LIMITED LIABILITY CORP.





Section 6.5, subparagraph ____      By:________________________________________

                                    Print Name:  Patrick J. Haynes, III

                                    Title:  Manager





                                    THE COMPANY

                                    -----------





                                    AVERY COMMUNICATIONS, INC.



                                    By:________________________________________

                                    Print Name: Thomas M. Lyons

                                    Title:  President

                                                                       EXHIBIT A

                                    INVESTORS





        (A)                               (B)                        (C)

                                                                 New Warrants

   Name and Address                 Number of Current               to be

      of Investor                     Warrants Owned              Received

      -----------                     --------------              --------



Rilar Family Associates              71,000 @ $1.098           101,000 @ $0.50

  Limited Partnership                30,000 @ $1.886

c/o Global Capital Resources, Inc.

450 Park Avenue,

   Suite 1000

New York, NY  10022



Russell T. Stern                     20,000 @ $1.098            50,000 @ $0.50

c/o The Thurston Group               30,000 @ $1.886

190 South LaSalle Street,

   Suite 1410

Chicago, IL  60603



Edward J. Harrison IRA               71,000 @ $1.098           101,000 @ $0.50

c/o Investment Management            30,000 @ $1.886

   & Trust

Norwest Bank Minnesota, N.A.

Norwest Center

6th & Marquette

Minneapolis, MN  55479



Henry N. Schneider                   71,000 @ $1.098           101,000 @ $0.50

c/o Global Capital Resources, Inc.   30,000 @ $1.886

450 Park Avenue,

   Suite 1000

New York, NY  10022



Waveland Limited Liability Corp.     71,000 @ $1.098           101,000 @ $0.50

c/o The Thurston Group               30,000 @ $1.886

190 South LaSalle Street,

   Suite 1410

Chicago, IL  60603